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                                                                     EXHIBIT 9.1



                              Dated 3rd June 1998



                         MOURANT & CO. TRUSTEES LIMITED




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                              INSTRUMENT OF TRUST

                                 declaring the

                              AERCO HOLDING TRUST

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                            Mourant du Feu & Jeune,
                              22 Grenville Street,
                                  St. Helier,
                                Jersey, JE4 8PX,
                                Channel Islands.
                              Tel: (01534) 609000
                              Fax: (01534) 609333
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THIS INSTRUMENT OF TRUST is made the 3rd day of June one thousand nine hundred and ninety-eight BY MOURANT & CO. TRUSTEES LIMITED of 22 Grenville Street, St. Helier, Jersey, Channel Islands.

WHEREAS:

(A) Property specified in the Schedule (hereinafter called the Original Property) has or will be paid and transferred to the Trustees or otherwise placed under their control to the intent that they should hold it upon the trusts and in the manner hereinafter declared.

(B) Further money investments or other property may be paid or transferred to or otherwise placed under the control of the Trustees to be held upon the trusts hereof.

(C) For the purposes of identification this Trust shall be known as the AerCo Holding Trust or by such other name as the Trustees may from time to time in their discretion declare to be the name of this Trust.

NOW THIS INSTRUMENT WITNESSES as follows:-

1. The proper law of this Trust is the law of the Island of Jersey notwithstanding that one or more of the Trustees may from time to time be resident or domiciled elsewhere than in the Island of Jersey.

2. (1) In this Instrument where the context so admits the expressions hereinafter defined shall have the meanings thereby assigned to them respectively that is to say:-

     (a) AerCo means AerCo Limited a company to be incorporated in the Island of Jersey;

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(b)  charitable means exclusively charitable according to the laws of the Island of Jersey for the time being in force.

(c) charitable purposes means purposes which are charitable and which are to be or may be carried into effect in the Island of Jersey by a corporation company association society trust or other institution formally exempted from the payment of Income Tax in Jersey under Article 115(a) of the Income Tax (Jersey) Law 1961 as amended.

(d)  charity means:

     (i) a corporation company association society or other institution established for charitable purposes;

     (ii) a trust established for charitable purposes.

(e) instrument includes any document executed in the manner required by the law of the Island of Jersey or by the law of the place where the same was executed.

(f) Trustees means the trustees for the time being and from time to time of this Trust.

(g)  Trust Fund means:

     (i)  the Original Property;

     (ii) all other money investments or other property which may hereafter be transferred or paid to or into the control of or

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                 otherwise vested in and accepted by the Trustees as additions to the Trust Fund;

          (iii) any accumulations made in pursuance of the power hereinafter contained; and

          (iv) the property from time to time representing the said property additions and accumulations.

     (2) Words importing the singular shall include the plural and the masculine gender shall include the feminine and the neuter and vice versa in each case and words importing persons shall include bodies of persons whether corporate or unincorporate.

     (3) Reference to Clauses and the Schedule are, unless the context requires otherwise, references to clauses of and the schedule to this instrument.

3. The Trustees shall stand possessed of the Trust Fund UPON TRUST as to the investments or other property other than money in their discretion either to permit the same to remain as invested or to sell or convert into money all or any of such investments or other property and UPON TRUST as to money with a like discretion to invest the same in their name or under their control in any of the investments authorised hereunder with power at a like discretion from time to time to vary or transpose any such investments for others of a nature authorised hereunder.

4. The Trustees shall stand possessed of the Trust Fund upon with and subject to the trusts powers and provisions herein contained or imposed by law of and concerning the same and the Trustees shall have the right at any times to accept such additional money investments or other property as may be paid transferred to or otherwise placed under their control by any persons by gift inter vivos by will or under the provision of any other trust or otherwise to be held upon the trusts hereof.


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5.  The Trustees shall hold the Trust Fund and the income thereof UPON TRUST to pay transfer or apply all or part thereof to or for the benefit of such charities and charitable purposes as the Trustees shall in their discretion determine and failing such determination UPON TRUST for charity generally.

6. Subject thereto the Trustees shall have power to accumulate all or any part of the income of the Trust Fund from time to time or at any time or for periods continuous or discontinuous as the Trustees may in their discretion think fit and shall hold any accumulations so made as part of the Trust Fund.

7. The Trustees shall be discharge from any further liability in respect of any part of the Trust Fund which is paid or transferred to or applied for the benefit of any charity or charitable purpose.

8. Where a certificate is given by or on behalf of the directors of AerCo that it is in the best commercial interests of AerCo in connection with a procurement of finance for the purposes of undertaking the business of AerCo or otherwise that the Trustees as shareholders of AerCo pass resolutions for the purpose of making specified amendments to the Memorandum or Articles of Association of AerCo and/or enter into any agreements with or give any undertaking to any person relating to amendments to the Memorandum or Articles of Association of AerCo and/or restricting in any way the exercise of any of the rights, powers or discretions of the Trustees to sell transfer or otherwise dispose of their shares in AerCo or any of them and/or to vote in respect of any such shares and/or requiring the exercise of their voting rights in a specified manner such certificate shall be conclusive that to do so is in the best commercial interests of AerCo and the Trustees shall rely thereon without enquiry.

9. Subject always to the trusts hereinbefore declared the Trustees shall in relation to the trust property have all the same powers as a natural person acting as a beneficial owner thereof and without prejudice thereto and all statutory powers and immunities have the powers and immunities set out herein it being provided that the Trustees shall not exercise any of their

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powers so as to conflict with the beneficial provisions of this Trust or to infringe any restrictions imposed herein upon the exercise of any powers.

10. (a) The Original Property shall be applied by the Trustees to acquiring ninety five per cent of the issued share capital of AerCo but subject thereto any moneys requiring investment hereunder may be invested in or upon any such investments of whatsoever nature and wheresoever situate and whether producing income or not (including where permissible by law the purchase of any immovable or movable property whatsoever or any interest therein) as the Trustees shall in their discretion think fit.

     (b) Subject to and without prejudice to Clause 9 the Trustees shall have the following powers:-

          (1) to employ and pay at the expense of the capital or income of the Trust Fund any agent in any part of the world and whether a solicitor advocate attorney banker accountant stockbroker or other agent to transact any business or do any act required to be transacted or done in the execution of the trusts hereof including the receipt and payment of money and the execution of documents;

          (2) to determine as the Trustees shall consider just and the law may permit whether any moneys for the purposes of this Trust be considered as capital or income of the Trust Fund and whether out of the capital or income any taxes expenses outgoings or losses shall or ought to be paid or borne;

          (3) in the event of any probate succession estate or other duties or fees or of any taxes upon capital income or wealth or of any other taxes of whatsoever nature and wheresoever arising becoming payable in the

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     Island of Jersey or in any other parts of the world in respect of the
     Trust Fund or any parts thereof or in respect of any property transferred by or to or under the control of the Trustees or any beneficiary under this Trust to pay all or any part of such duties fees and taxes out of the Trust Fund and to have entire discretion as to the time and manner in which the said duties fees and taxes shall be paid (whether or not any such payment shall be capable of being enforced by law) and no person interested under this Trust shall be entitled to make any claim whatsoever against the Trustees by reason of them making such payment;

(4) to invest or hold or allow to remain in the name or under the control of some or one only of the Trustees or of any person or corporation as nominee of the Trustees the whole or such part of the Trust Fund as the Trustees shall in their discretion think fit;

(5) at any times and in any parts of the world and either alone or jointly with any other persons to form or incorporate or cause to be formed or incorporated or to acquire or cause to be acquired any company or corporation aggregate whether or not with limited liability and with such objects powers rules articles and regulations as the Trustees in their discretion may think fit and to vary or amend any of such objects powers rules articles and regulations or if the Trustees shall think fit as aforesaid to effect the reconstruction of any such company or corporation or its amalgamation with some other body or to put it into liquidation;

(6) to promote or concur in the winding up dissolution or liquidation of any company in which they are interested as holders of shares or other securities and accept in satisfaction of all or any of their rights therein

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     a distribution in specie of the assets of any such company and have power thereafter to hold and carry on business with such assets either alone or in conjunction with any other persons whatsoever and wheresoever;

(7) to borrow or raise money or enter into any guarantees for or in connection with any of the purposes of this Trust;

(8) to give all such undertakings and enter into such contracts and incur all such obligations relating to the Trust Fund or any parts thereof as the Trustees shall in their discretion think fit;

(9) to assign pledge charge mortgage hypothecate or otherwise encumber either in the Island of Jersey or elsewhere the whole or any parts of the Trust Fund by way of security for any borrowing or guarantee or other obligation made given or incurred by the Trustees in connection with this Trust;

(10) to institute and defend proceedings at law and to proceed to the final end and determination thereof or compromise the same as the Trustees shall consider advisable;

(11) to act or to nominate one or more persons to act as director or other officer or employee of any company in which any part of the Trust Fund may be invested either in the Island of Jersey or elsewhere and to retain any fees or other remuneration received in respect of any such directorship office or employment notwithstanding that it is held by virtue of votes attaching to the Trustees holding any shares or stock in such company and provided always that this paragraph shall be construed subject to the next following paragraph;

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(12) if the Trust Fund shall include any shares or other interests in a company the ownership of which gives to them the right in any circumstances to control the affairs of such company or of any of its subsidiaries the Trustees shall be under no liability or duty to appoint any representative to the board of directors of such company or of any of its subsidiaries and further shall have no responsibility to enquire into oversee or take part in the management or affairs or business of such company or any of its subsidiaries and in the event that any representative of the Trustees as aforesaid is appointed to the board of directors of such company or any of its subsidiaries the provisions of Clause 13 hereof shall apply both to the Trustees and to any such representative, provided however that this exemption from liability shall not apply where the Trustees do in fact appoint all the members to any such board of directors (whether or not they have such right to appoint);

(13) to give proxies and powers of attorney (with or without powers of substitution) for voting or acting on behalf of the Trustees in relation to the Trust Fund or any part thereof;

(14) from time to time to employ and if the Trustees shall in their discretion think fit act upon the advice of an investment adviser and the Trustees shall not be responsible for any loss occasioned by reason of their having acted or failed to act upon advice received from any such adviser;

(15) to exercise all voting rights appertaining to the Trust Fund or any parts thereof as the Trustees shall in their discretion think fit; and


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          (16) to lend any moneys forming part of the Trust Fund to or for the benefit of any charity or charitable purpose with or without security and upon such terms as the Trustees shall in their discretion think fit.

11. The Trustees shall not be bound to maintain a balance between income and capital nor shall they be under any obligation to diversify the investments in the Trust Fund.

12. The Trustees shall have power from time to time revocably or irrevocably to release or to any extent to restrict the future exercise of any of their powers notwithstanding the fiduciary nature thereof.

13. In the purported execution of the trusts and powers hereof no Trustee shall be liable for any loss to the Trust Fund arising in consequence of the failure depreciation or loss of any investments made in good faith or by reason of any mistake or omission made in good faith or of any other matter or thing except fraud wilful misconduct or gross negligence on the part of the Trustee who is sought to be made liable.

14. (1) The power of appointing new or additional trustees of this Trust shall be vested in the Trustees or the personal representative or the liquidator of the last remaining Trustee and such power shall extend to the appointment of new trustees in place of any Trustee dying or resigning his trusteeship and also to the appointment of additional trustees up to any number subject to such limit (if any) as may for the time being be imposed by law but so that any person whether an individual or a body corporate may be appointed and if appointed may act as a new or additional trustee of this Trust notwithstanding that he is resident outside the Island of Jersey.

     (2)  There shall be no requirement that there be more than one Trustee.


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     (3)  The office of a Trustee shall be ipso facto determined and vacated if such Trustee being an individual shall be found to be a lunatic or of unsound mind or if he shall become subject to any proceedings under any bankruptcy or insolvency laws applicable to him or if such Trustee being a company shall enter into liquidation or dissolution whether compulsory or voluntary (not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction).

15. The Trustees shall keep accurate accounts of their trusteeship and may have them audited annually at the expense of the Trust Fund or the income thereof as the Trustees shall determine by a firm of chartered accountants selected by the Trustees.

16. The expenses in connection with the preparation establishment and administration of this Trust including without prejudice to the generality of the foregoing the remuneration and charge of the Trustees hereinafter provided for and of the investment and re-investment of any parts of the Trust Fund and the collection of income and other sums derivable therefrom may be paid out of the Trust Fund and may be charged against capital or income or partly out of one and partly out of the other at the discretion of the Trustees.

17. (1) Any Trustee may receive reimbursement from the Trust Fund of any expenses costs and other liabilities including without prejudice to the generality of the foregoing liabilities to taxation incurred by him purely by reason of his duties relating to this Trust.

     (2) The Trustees shall have power by instrument at any times to indemnify to the extent permitted by law any persons who have at any time been trustees of this Trust and each of them and their respective officers and employees estates and effects from and against all or any actions proceedings costs claims and demands and including without limiting the foregoing liabilities whether or not then existing in respect of any duty tax or fiscal imposition arising from or


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          otherwise in connection with the trusts hereof and to assign pledge charge mortgage hypothecate or otherwise encumber the whole or any parts of the Trust Fund as security for such indemnity in such manner as the Trustees shall in their discretion think fit.

18. (1) Any Trustee who shall be a company authorised to undertake trust business shall be entitled (in addition to reimbursement of its proper expenses costs and liabilities) to act as a Trustee on its normal terms and conditions (including the right to remuneration and the incidence thereof) in force from time to time and in addition any Trustee being a banker may without accounting for any resultant profit act as banker and perform any service on behalf of the trusts hereof and on the same terms as would be made with a customer.

     (2) Any Trustee who shall be a solicitor advocate attorney or accountant or engaged in any other profession business or trade shall be entitled to charge be reimbursed and be paid out of the Trust Fund his usual professional or other charges for work or business done or transacted or time expended by him or his firm or any employee or partner of his in the execution of or otherwise in relation to this Trust including acts which a Trustee not being in that or any profession business or trade could have done. Any such person shall be entitled to retain any commission which would or may become payable to him notwithstanding that such commission is payable as a direct or indirect result of any dealing with property which is or may become subject to the trusts hereof.

19. The Trustees shall have power from time to time to revoke or vary any of the administrative provisions of this Trust or to add any further administrative provisions in such manner in all respects (but subject as hereinafter provided) as the Trustees may consider expedient or to rectify any manifest errors in this Trust PROVIDED ALWAYS THAT the power conferred by this paragraph shall only be exercisable if the Trustees shall be advised in

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writing by an advocate of at least ten years' standing practising in the Island of Jersey that it would be expedient for the purposes of this Trust that the administrative provisions of this Trust be revoked varied or added to or such errors be rectified in the manner specified in such written advice and such power shall be exercisable only by the Trustees causing to be prepared and executed an instrument in a form appropriate to carry such advice into effect.

20. Every decision resolution or exercise of a power or discretion required to be or capable of being made by the Trustees hereunder shall be validly made if so made by a majority in number of the Trustees for the time being and any instruments executed in pursuance of any such decision resolution or exercise shall have binding legal effect (as executed by all the Trustees hereof) if it shall be executed by a majority in number of the Trustees for the time being but not so as to render any of the Trustees liable for any act or thing done or omitted without his consent by reason of the provisions of this clause or for any act in which he joins for conformity only.

21.  The Trust hereby created shall be irrevocable.

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                                    SCHEDULE

                             The Original Property

The sum of US$19 which shall be applied to acquiring ninety five per cent of the issued share capital of AerCo (which shares shall comprise the Original Property).

IN WITNESS WHEREOF this Instrument of Trust has been duly executed by the Trustees the day and year first above written.



The Common Seal of Mourant & Co.               )
Trustees Limited was hereunto affixed in the   )
presence of:--                                 )
                                                                 [SEAL]



                      /s/
                      _________________________
                      Director



                      /s/
                      _________________________
                      Director



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